EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-248862 of Richmond Mutual Bancorporation, Inc. (the “Company”) of our report dated March 31, 2023, on our audits of the consolidated financial statements of the Company as of December 31, 2022 and 2021, and for the years then ended, which report is included (or incorporated by reference) in this Annual Report on Form 10-K.

/s/ FORVIS, LLP (Formerly BKD, LLP)
FORVIS, LLP

Indianapolis, Indiana
March 31, 2023